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                                                                   Exhibit 23.1

                  INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 2 to the Registration Statement (No. 333-33961) of OAO Technology Solutions, Inc. on Form S-1 of our report dated May 5, 1997, except as to Notes 16 and 17, as to which the dates are July 11, 1997 and September 26, 1997, respectively, appearing in the Prospectus, which is a part of the Registration Statement, and the references to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.

Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of OAO Technology Solutions, Inc., listed in Item 16(b). This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ Deloitte & Touche LLP
------------------------
Deloitte & Touche LLP

Washington D.C.
October 20, 1997